UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018 (May 30, 2018)

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Agreement

On June 7, 2018, the Company entered into a settlement agreement (the “Settlement Agreement”) with Jason Griffith, a creditor and principal stockholder of the Company. Griffith is the owner of a promissory note in the principal amount of $1,250,000 plus he is owed accrued interest of $125,000 and is owed an additional $215,000 of accrued dividends on his Series C Preferred Stock (the $1,615,000 as calculated above is collectively referred to as the “Owed Amount”). Pursuant to the Settlement Agreement, Griffith will convert the Owed Amount into 8,600,000 shares of the Company’s restricted common stock and the Owed Amount will be deemed satisfied in full. Griffith will continue to retain ownership of his 1,800,000 shares of Series C Preferred Stock except that he agrees that all accrued dividends are deemed satisfied and no dividends will be payable or will accrue on these preferred shares until one year from the date of the Settlement Agreement and the Preferred Shares will be convertible into Common Stock at $1.00 per share at the holder’s option and will be automatically convertible into common stock if the Company’s common stock has a closing price of $1.50 per share for 20 consecutive trading days. Griffith has agreed that he will not publicly sell more than 10% of any Shares of Common Stock beneficially owned by him in any 30-day period.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2018, the Company’s Board of Directors granted certain bonuses to certain of its executive officers and to one of its consultants. The bonuses were awarded in consideration of their efforts and the Company’s savings in connection with the debt settlements announced in a Current Report on Form 8-K filed on March 1, 2018 and in consideration of the Company’s improved financial operating results and their individual efforts in achieving such results. The bonuses are payable based on cash availability and may be issued in shares of common stock. The Company’s President and Chief Executive Officer was granted a bonus of $300,000 pursuant to his employment agreement dated February 17, 2017 and the Modification agreement dated April 1, 2017. Ben Kemper, the Company’s Chief Financial Officer was granted a bonus of $100,000 pursuant to his employment agreement dated October 2, 2017, and Carlos Jamie Nissensohn was granted a bonus of $100,000 pursuant to his consulting agreement dated August 2, 2017. The Board also authorized an additional $30,000 to be allocated to other employees at Mr. Lustgarten’s discretion.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Settlement Agreement with Jason Griffith dated June 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2018

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO